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                                                                   EXHIBIT 23.2

DELOITTE &
 TOUCHE
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    [LOGO]                    DELOITTE & TOUCHE LLP   Telephone: (703) 251-1000
                              1750 Tysons Boulevard   Facsimile: (703) 251-3400
                              McLean, Virginia 22102-4219



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of the National Consumer Cooperative Bank on Form S-3 of our report dated January 30, 1997 appearing in the Annual Report on Form 10-K of the National Consumer Cooperative Bank and subsidiaries for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


McLean, Virginia
November 4, 1999












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